Exhibit 16.1

February 18, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K, dated February 18, 2016, of Innovus Pharmaceuticals, Inc. and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Hartley Moore Accountancy Corporation
Hartley Moore Accountancy Corporation